UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 22, 2013

BORNEO RESOURCE INVESTMENTS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54707	20-3724019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19125 North Creek Parkway, Suite 120
Bothell, Washington 98011
(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 329-2622

Copy of correspondence to:
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2013, Borneo Resource Investments Ltd. (the “Company”) executed a Purchase Agreement (the “Agreement”), with PT Puncak Kalabat, an Indonesia corporation (the “Seller”), to acquire a 30 hectare property (“Ratatotok Property”) in the Southeast Minahasa Regency of the North Sulawesi Province for $2,000,000.

Under the terms of the Agreement the Company has agreed to pay to the Seller:

(a)	$5,000 on execution of this Agreement, receipt of which is duly acknowledged (“First Payment);
(b)	a further $45,000 on or before April 30, 2013 (“Second Payment”);
(c)	a further $450,000 on or before June 30, 2013 (“Third Payment”); and
(d)	a final payment of $1,500,000 on or before December 31, 2013.

After the Seller has received the Second Payment, the Seller will deliver to the Company duly executed transfers of the interest in the Ratatotok Property.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement are subject to, and qualified in their entirety by, such document attached hereto, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On March 28, 2013, the Company issued a press release concerning the foregoing. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Purchase Agreement, dated March 22, 2013, with PT Puncak Kalabat, for Ratatotok Property

99.1*	Press Release
_______
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borneo Resource Investments Ltd.

Date: March 28, 2013	By:	/s/ Nils A. Ollquist
Nils A. Ollquist
President and Chief Executive Officer